EX-99.17

NEW PROVIDENCE INVESTMENT TRUST
The Wisdom Fund

Proxy for the Special Meeting of Shareholders – [____], 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

The undersigned holder of shares of beneficial interest of The Wisdom Fund (the “Fund”) hereby constitutes and appoints [___] as proxy and attorney for the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and act upon all matters at the Special Meeting of Shareholders of the Fund to be held on [____], 2010 at [_____]. at [____], and at any and all adjournments thereof, relating to all shares of the Fund held by the undersigned or relating to all shares of the Fund held by the undersigned which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present. All proxies previously given by the undersigned relating to the meeting are hereby revoked.

YOUR VOTE IS IMPORTANT.  SPECIFY YOUR DESIRED ACTION BY MARKING THE APPROPRIATE SPACE ON THE REVERSE SIDE OF THIS PROXY BALLOT.  THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF EACH ITEM.  THE PERSONS NAMED AS PROXIES HAVE DISCRETIONARY AUTHORITY, WHICH THEY INTEND TO EXERCISE IN FAVOR OF THE PROPOSALS REFERRED TO AND ACCORDING TO THEIR BEST JUDGEMENT AS TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE SPECIAL MEETING.

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PLEASE FOLD HERE AND RETURN ENTIRE BALLOT – DO NOT DETACH

The Wisdom Fund
Special Meeting of Shareholders – [____], 2010

Vote by Phone, by Mail, by Fax or via the Internet!

CALL:
To vote your proxy by phone, call 1-866-828-6929 and provide the control number found on the reverse side of this proxy card.  Representatives are available to assist you Monday – Friday 9 a.m. to 10 p.m. Eastern Time.

MAIL:	To vote your proxy by mail please mark the appropriate space on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

FAX:	To vote by fax, please fax your ballot to 1-888-810-3042 (no cover page is needed).

LOG-ON:	To vote on the Internet go to www.proxyonline.com and enter the control number found on the reverse side of this proxy card.

Please sign exactly as your name or names appear above. Joint owners should each sign personally. When signing as attorney, executor, administrator, Trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized Officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

______________________________________________
Signature and Titles, if applicable                Date

______________________________________________
Signature (Joint Owners)                               Date

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY.
EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

The Wisdom Fund

                                                       CONTROL NUMBER

PLEASE VOTE YOUR PROXY TODAY!

SPECIFY YOUR DESIRED ACTION BY MARKING THE APPROPRIATE SPACE BELOW. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE REORGANIZATION. THE PERSONS NAMED AS PROXIES HAVE DISCRETIONARY AUTHORITY, WHICH THEY INTEND TO EXERCISE IN FAVOR OF THE PROPOSAL REFERRED TO AND ACCORDING TO THEIR BEST JUDGMENT AS TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

THE BOARD RECOMMENDS YOUR VOTE IN FAVOR OF THE REORGANIZATION.

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PLEASE FOLD HERE AND RETURN ENTIRE BALLOT – DO NOT DETACH
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example:  ■
		FOR	AGAINST	ABSTAIN
(1)
To approve an Agreement and Plan of Reorganization providing for (i) the acquisition of all of the assets and the assumption of all of the liabilities of The Wisdom Fund, a series of New Providence Investment Trust, in exchange for shares of beneficial interest of the Jacob Wisdom Fund, a series of Jacob Internet Fund, Inc. and (ii) the subsequent liquidation of The Wisdom Fund.

		☐	☐	☐
(2)
To amend the Declaration of Trust of the New Providence Investment Trust to grant the Board of Trustees the authority to liquidate the New Providence Investment Trust or a series without shareholder approval.

		☐	☐	☐
(3)	To approve a new investment advisory agreement for the Wisdom Fund, a series of New Providence Investment Trust, with Jacob Asset Management of New York, LLC.	☐	☐	☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.
 (BARCODE HERE)                                                         (TAGID HERE)                                                                (CUSIP HERE)